UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
December 15, 2025

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Broadway, Floor 12 New York, NY		10271 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2025, BARK, Inc. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the NYSE has determined to (i) commence proceedings to delist the Company’s warrants (the “Warrants”) and (ii) immediately suspend trading in the Warrants due to “abnormally low selling price” levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. Each Warrant is presently exercisable for one share of the Company’s common stock at an exercise price per share of $11.50, ticker symbol “BARK-WS.” The Company does not intend to appeal the NYSE determination. To effect the delisting, the NYSE will apply to the Securities and Exchange Commission (the “SEC”) to delist the Warrants upon completion of all applicable procedures.

Trading in the Company’s common stock will continue on the NYSE under the ticker symbol “BARK”, subject to the Company’s continued compliance with the NYSE’s other continued listing requirements, and is unaffected by this action.

Item 8.01 Other Events.

The 2025 Annual Meeting of Stockholders of the Company is expected to take place March 25, 2026 (the “Annual Meeting”). Additional information regarding the Annual Meeting will be provided in the Company’s proxy statement.

Because the date of the Annual Meeting will be held more than 30 days after the anniversary of the Company’s 2024 Annual Meeting of Stockholders, pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is setting a deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before the Company expects to begin to print and send its proxy materials for the Annual Meeting.

Stockholders who wish to have a Rule 14a-8 proposal considered for inclusion in the Company’s proxy statement for the Annual Meeting must ensure that their proposal is received by the Company at the Company’s executive offices at BARK, Inc., 120 Broadway, 12th Floor, New York, New York 10271, on or before December 29, 2025, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials for the Annual Meeting. Such stockholder proposals must also comply with the other requirements of Rule 14a-8 in order to be eligible for inclusion in the Company’s proxy statement for the Annual Meeting.

The deadline for stockholder proposals other than pursuant to Rule 14a-8 under the Company’s Amended and Restated Bylaws, including director nominations and other business, is December 29, 2025. Any such proposal or nomination must meet the requirements set forth in the Company’s Amended and Restated Bylaws.

Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card for the Annual Meeting, notice must be submitted by December 29, 2025, and must include the information in the notice required by the Company’s Amended and Restated Bylaws and by Rule 14a-19 under the Exchange Act.

All stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must comply with applicable Delaware law, the rules and regulations promulgated by the SEC, and the procedures set forth in the Company’s Amended and Restated Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: Chief Legal Officer
Date: December 19, 2025